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                                                                    EXHIBIT 23.2


                       CONSENT OF DILLON, READ & CO. INC.


         We hereby consent to the use of Annex C containing our opinion letter dated June 1, 1994 to the Special Committee of the board of Directors of Jones Intercable, Inc. ("Intercable") in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed reorganization and liquidation of Jones Spacelink, Ltd. and the sale of Intercable Class A Common Stock to Bell Canada International Inc. and to the references to our firm in such Joint Proxy Statement/Prospectus. In giving this consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   DILLON, READ & CO. INC.


                                                   By: /s/ THOMAS S. SPENCER




New York, New York
July  , 1994